PRESS RELEASE

INNOSPEC REPORTS SECOND QUARTER FINANCIAL RESULTS

GAAP Diluted EPS $1.00 vs. $0.48

Excluding Special Items, Diluted EPS $0.85 vs. $0.66

Littleton, CO – August 8, 2011 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2011.

Total net sales for the quarter were $186.5 million, an 11% increase from $168.4 million in the corresponding period last year. Net income was $24.6 million, or $1.00 per diluted share, more than double the $12.0 million, or $0.48 per diluted share, reported a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $34.2 million, nearly twice the $17.8 million a year ago.

Results for the second quarter include after-tax foreign exchange gains of $6.3 million, or $0.25 per diluted share. The results also include other special items, which are summarized in the table below. For the second quarter of 2011, these items had a combined positive impact on net income of $3.8 million, or $0.15 per diluted share; a year ago, special items reduced net income by $4.4 million, or $0.18 per diluted share. Excluding these items, diluted earnings per share for the second quarter of 2011 were $0.85, a 29% increase from $0.66 a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended June 30, 2011		Quarter ended June 30, 2010

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net income	$24.6	$1.00	$12.0	$0.48

Foreign exchange (gains)/losses	(6.3)	(0.25)	7.7	0.31
Civil complaint legal and professional expenses	2.4	0.10	-	-
Pension charge	0.1	-	1.5	0.06
Adjustment of income tax provisions	-	-	(5.0)	(0.20)
Restructuring charge	-	-	0.2	0.01

	(3.8)	(0.15)	4.4	0.18

Net income excluding special items	$20.8	$0.85	$16.4	$0.66

For the first six months of 2011, total net sales of $371.8 million increased 12% from $331.9 million in the corresponding period last year. Net income for the first half was $46.1 million, or $1.88 per diluted share, up sharply from $19.4 million, or $0.78 per diluted share, a year ago. Excluding special items, diluted earnings per share for the first six months of 2011 were $1.59, a 20% increase from $1.33 a year ago. EBITDA for the first half of 2011 was $67.7 million, compared with $33.2 million in last year’s first half.

"Against the backdrop of a continued challenging economic environment, Innospec's 29% increase in second quarter earnings excluding special items was an outstanding performance,” said Patrick Williams, President and Chief Executive Officer. “Fuel Specialties' sales momentum remains strong across most of its markets, and while its gross margins did not improve as expected in the second quarter, recent price increases and declines in crude oil-related costs have set the stage for higher margins in the second half of the year. Our Active Chemicals segment delivered another all-time record quarter, with sharply higher margins and operating income more than double a year ago. Octane Additives also turned in solid results, with sales and adjusted operating income up significantly from the first quarter and only slightly below the exceptionally strong levels in last year's second quarter."

Net sales in Fuel Specialties for the second quarter were $113.3 million, up 9% from $104.2 million in last year’s second quarter. By region, sales increased 14% in the Americas and 16% in Europe, Middle East and Africa (EMEA), but were down 20% in Asia-Pacific due to the timing of shipments and some raw material supply tightening. The segment’s gross margin was 27.4%, compared with 30.8% a year ago. Its operating income for the quarter was $12.3 million, compared with $17.1 million a year ago.

In Active Chemicals, net sales were $48.7 million for the quarter, a 28% increase from $38.1 million a year ago. By region, sales rose 11% in the Americas, 38% in EMEA, and 48% in Asia-Pacific. Active Chemicals’ gross margin was 28.1% for the quarter, up sharply from 21.3% a year ago. The segment’s operating income was $9.1 million, compared with $3.6 million in last year’s second quarter.

Octane Additives' net sales for the quarter were $24.5 million, down 6% from $26.1 million a year ago. The segment’s gross margin was 54.3%, compared with 52.9% a year ago. Operating income for the quarter was $8.1 million (including a $3.0 million accrual for civil complaint legal and professional expenses), compared with $11.6 million a year ago.

Corporate costs for the quarter were $6.5 million, compared with $4.8 million a year ago. The increase primarily reflects higher accruals for share based compensation expense, driven by the increase in Innospec’s share price during the quarter. As expected, the charge related to the Company’s pension plan of $0.1 million was down significantly from $2.1 million (pre-tax) a year ago. The effective tax rate for the quarter was 16.6%, compared to 7.0% in last year’s second quarter. Excluding the positive tax adjustment in last year’s second quarter, the effective tax rate was 26.2%.

Net cash generated from operations was $5.8 million for the quarter, primarily due to continued strong operating income, partly offset by increased working capital requirements of $17.6 million. As of June 30, 2011, Innospec had $103.4 million in cash and cash equivalents, exceeding its total debt of $33.0 million by $70.4 million.

Mr. Williams concluded, "We remain confident that our core businesses in Fuel Specialties and Active Chemicals are well-positioned to drive significant growth and value for our shareholders in the years ahead. We also continue to explore opportunities to leverage our leading market positions and financial resources through potential strategic acquisitions that could further enhance our growth and profitability over the longer term."

Revision to Classification of Certain Items

During the quarter, the Company revised the classification of certain amortization of intangible assets expenses in its results for 2011 and comparable information for 2010. Previously, these expenses were disclosed separately within operating expenses and are now charged to cost of goods sold or selling expenses. This has no impact on 2011 or any prior periods' reported net sales, income before income taxes, net income, EBITDA, earnings per share, net cash provided by operating activities or any balance sheet category.

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives segment goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of foreign exchange (gains)/losses, civil complaint legal and professional expenses, pension charge, adjustment of income tax provisions and restructuring charge. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, including specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241

Brian.Watt@innospecinc.com

Robert D. Ferris RF|Binder Partners +1-212-994-7505

Robert.Ferris@RFBinder.com

						Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended			Six Months Ended
			June 30			June 30

		2011		2010	2011	2010
(in millions, except share and per share data)

Net sales		$186.5		$168.4	$371.8	$331.9
Cost of goods sold		(128.4)		(114.4)	(260.9)	(226.5)

Gross profit		58.1		54.0	110.9	105.4

Selling, general and administrative		(30.5)		(24.1)	(54.5)	(51.4)
Research and development		(4.7)		(4.5)	(9.0)	(8.5)
Restructuring charge		-		(0.3)	-	(8.5)
Impairment of Octane Additives segment goodwill		(0.5)		(0.5)	(1.1)	(1.1)
Profit on disposal		-		0.2	-	0.2

Total operating expenses		(35.7)		(29.2)	(64.6)	(69.3)

Operating income		22.4		24.8	46.3	36.1
Other net income/(expense)		7.9		(10.8)	13.2	(10.9)
Interest expense (net)		(0.8)		(1.1)	(1.7)	(2.3)

Income before income taxes		29.5		12.9	57.8	22.9
Income taxes		(4.9)		(0.9)	(11.7)	(3.5)

Net income		$24.6		$12.0	$46.1	$19.4

Earnings per share	Basic	$1.04		$0.50	$1.95	$0.82
	Diluted	$1.00		$0.48	$1.88	$0.78

Weighted average shares	Basic	23,726		23,781	23,691	23,732
outstanding (in thousands)	Diluted	24,519		25,005	24,523	24,915

					Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

SEGMENTAL ANALYSIS OF RESULTS
	Three Months Ended			Six Months Ended
		June 30			June 30
(in millions)	2011		2010	2011	2010

Net sales
Fuel Specialties	$113.3		$104.2	$240.4	$217.0
Active Chemicals	48.7		38.1	95.2	75.5
Octane Additives	24.5		26.1	36.2	39.4

	186.5		168.4	371.8	331.9

Gross profit
Fuel Specialties	31.1		32.1	67.5	69.8
Active Chemicals	13.7		8.1	25.4	16.1
Octane Additives	13.3		13.8	18.0	19.5

	58.1		54.0	110.9	105.4

Operating income
Fuel Specialties	12.3		17.1	34.6	39.2
Active Chemicals	9.1		3.6	16.7	7.7
Octane Additives	8.1		11.6	10.3	18.3
Pension charge	(0.1)		(2.1)	(0.2)	(5.9)
Corporate costs	(6.5)		(4.8)	(14.0)	(13.8)

	22.9		25.4	47.4	45.5

Restructuring charge	-		(0.3)	-	(8.5)
Impairment of Octane Additives segment goodwill	(0.5)		(0.5)	(1.1)	(1.1)
Profit on disposal	-		0.2	-	0.2

Total operating income	$22.4		$24.8	$46.3	$36.1

					Schedule 2B

NON-GAAP MEASURES
	Three Months Ended			Six Months Ended
		June 30			June 30
	2011		2010	2011	2010
(in millions)

Net income	$24.6		$12.0	$46.1	$19.4
Interest expense (net)	0.8		1.1	1.7	2.3
Income taxes	4.9		0.9	11.7	3.5
Depreciation and amortization	3.4		3.3	7.1	6.9
Impairment of Octane Additives segment goodwill	0.5		0.5	1.1	1.1

EBITDA	34.2		17.8	67.7	33.2

Fuel Specialties	13.4		18.2	36.9	41.5
Active Chemicals	10.6		5.1	19.7	10.7
Octane Additives	8.5		12.0	11.2	19.2
Pension charge	(0.1)		(2.1)	(0.2)	(5.9)
Corporate costs	(6.1)		(4.5)	(13.1)	(13.1)

	26.3		28.7	54.5	52.4
Restructuring charge	-		(0.3)	-	(8.5)
Profit on disposal	-		0.2	-	0.2
Other net income/(expense)	7.9		(10.8)	13.2	(10.9)

EBITDA	$34.2		$17.8	$67.7	$33.2

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30		December 31
	2011		2010

		(in millions)
Assets
Current assets
Cash and cash equivalents	$103.4		$111.3
Trade and other accounts receivable (less allowance	96.8		84.2
of $2.1 and $2.1, respectively)
Inventories	142.4		122.3
Prepaid expenses	6.5		4.1

Total current assets	349.1		321.9

Property, plant and equipment	48.9		48.7
Goodwill	142.6		143.6
Intangible assets	16.8		19.0
Deferred finance costs	0.1		0.5
Deferred income taxes	12.1		12.7
Other non-current assets	2.5		1.9

Total assets	$572.1		$548.3

Liabilities and Stockholders’ Equity
Accounts payable	$57.5		$45.9
Current portion of accrued liabilities	79.1		85.7
Accrued income taxes	2.7		6.1
Current portion of long-term debt	33.0		15.0
Current portion of plant closure provisions	4.0		3.9
Current portion of unrecognized tax benefits	2.2		2.2
Current portion of deferred income	0.1		0.1

Total current liabilities	178.6		158.9

Accrued liabilities, net of current portion	13.5		13.6
Long-term debt, net of current portion	-		32.0
Plant closure provisions, net of current portion	23.4		23.6
Unrecognized tax benefits, net of current portion	6.5		6.4
Pension liability	7.8		11.7
Other non-current liabilities	0.4		0.5
Deferred income, net of current portion	1.1		0.9
Total stockholders’ equity	340.8		300.7

Total liabilities and stockholders’ equity	$572.1		$548.3

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
		June 30
	2011		2010
		(in millions)

Cash Flows from Operating Activities

Net income	$46.1		$19.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7.5		7.7
Impairment of Octane Additives segment goodwill	1.1		1.1
Deferred income taxes	0.6		1.3
Profit on disposal of property, plant and equipment	-		(0.2)
Changes in working capital	(33.9)		(8.7)
Excess tax benefit from stock based payment arrangements	(1.2)		-
Income taxes and other current liabilities	(3.6)		(8.1)
Movement on plant closure provisions	(0.2)		(0.1)
Movement on pension liability	(4.4)		8.1
Stock option compensation	1.6		-
Movements on other non-current assets and liabilities	(2.1)		(0.1)

Net cash provided by operating activities	11.5		20.4

Cash Flows from Investing Activities

Capital expenditures	(4.0)		(3.6)
Proceeds on disposal of property, plant and equipment	-		0.2

Net cash (used in) investing activities	(4.0)		(3.4)

Cash Flows from Financing Activities

Net receipt of revolving credit facility	1.0		6.0
Repayment of term loan	(15.0)		(10.0)
Excess tax benefit from stock based payment arrangements	1.2		-
Issue of treasury stock	0.7		0.1
Repurchase of common stock	(4.1)		(0.2)

Net cash (used in) financing activities	(16.2)		(4.1)
Effect of foreign currency exchange rate changes on cash	0.8		(4.5)

Net change in cash and cash equivalents	(7.9)		8.4
Cash and cash equivalents at beginning of period	111.3		68.6

Cash and cash equivalents at end of period	$103.4		$77.0

Amortization of deferred finance costs of $0.4 million (2010 - $0.8 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.